Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 26, 2021	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon ends 2020 with strong earnings and cash flow, and
increased wireless service revenue growth

Company's execution of strategy and resilient 4Q and 2020 performance lead to momentum and optimism for 2021
4Q 2020 highlights
Consolidated:
•$1.11 in earnings per share (EPS), compared with $1.23 in 4Q 2019; adjusted EPS (non-GAAP), excluding special items, of $1.21, compared with $1.13 in 4Q 2019.
•Operating revenue decline of 0.2 percent from fourth-quarter 2019.
•Net income of $4.7 billion, a decline of 9.6 percent from fourth-quarter 2019, and adjusted EBITDA (non-GAAP) of $11.7 billion, an increase of 5.3 percent from fourth-quarter 2019.

Consumer:
•Total revenue of $23.9 billion, a decrease of 1.2 percent year over year.
•357,000 retail postpaid net additions, including 163,000 phone net additions and 284,000 postpaid smartphone net additions.
•Total retail postpaid churn of 0.96 percent, and retail postpaid phone churn of 0.76 percent.
•92,000 Fios Internet net additions, an increase from 35,000 Fios Internet net additions in fourth-quarter 2019, and 95,000 total Fios Internet net additions across Consumer and Business, the most fourth-quarter total Fios Internet net additions since 2014.

Business:
•Total revenue of $8.1 billion, a decrease of 0.3 percent year over year.

•346,000 retail postpaid net additions, including 116,000 phone net additions.
•Total retail postpaid churn of 1.19 percent, and retail postpaid phone churn of 0.98 percent.

Total Wireless:
•Total wireless service revenue of $16.7 billion, a 2.2 percent increase year over year.
•703,000 retail postpaid net additions, including 279,000 phone net additions and 442,000 postpaid smartphone net additions.
•Total retail postpaid churn of 1.01 percent, and retail postpaid phone churn of 0.80 percent.

2020 highlights
Consolidated:
•Full year EPS of $4.30, compared with $4.65 in 2019; adjusted EPS (non-GAAP), excluding special items, of $4.90, compared with 2019 adjusted EPS of $4.81.
•Full-year 2020 operating cash flow of $41.8 billion, a 16.8 percent increase year over year.
•Free cash flow (non-GAAP) of $23.6 billion in full-year 2020, a 32.4 percent increase year over year.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) closed 2020 with fourth-quarter results highlighted by increased cash flow, wireless service revenue growth, and the launch of 5G nationwide.
“Verizon finished the fourth quarter with strong financial performance," said Verizon Chairman and CEO Hans Vestberg. "2020 was marked by transformational change, including the launch of our 5G nationwide network. We witnessed a mass shift toward virtual collaboration, touchless retail and delivery, remote work, distance learning, and telemedicine. We continued to execute our multi-use network strategy; we were recognized by RootMetrics as the best overall wireless provider, undefeated in all categories; and we continue to be the partner of choice for the world’s most innovative brands. Today, we are excited to lead technological advances beyond mobile devices, and create new opportunities for growth across multiple industries."
For fourth-quarter 2020, Verizon reported EPS of $1.11, compared with $1.23 in fourth-quarter 2019. On an adjusted basis (non-GAAP), fourth-quarter 2020 EPS, excluding special items, was $1.21, compared with adjusted EPS of $1.13 in fourth-quarter 2019.
Fourth-quarter 2020 EPS included a pre-tax loss from special items of about $523 million, which consisted of a net charge of $404 million primarily related to severance, including voluntary separations under existing plans and the annual mark-to-market for pension and OPEB (other post-employment benefits) liabilities, and a net loss of $119 million primarily related to the disposition of the HuffPost business.

    VlpHU09DSUQyMDE5UTE=

In fourth-quarter 2020, Verizon's results also included the continued effects of a reduction in benefit from the adoption of a revenue recognition standard, primarily due to the deferral of commission expense. The net impact was 2 cents in fourth-quarter 2020 and 9 cents for the full year. The company estimates that the net impact from COVID-19 was a 2 cent benefit in fourth-quarter 2020 and a 21 cent headwind for the full year.
For full-year 2020, Verizon reported $4.30 in EPS, compared with $4.65 in full-year 2019. On an adjusted basis (non-GAAP), excluding special items, 2020 EPS was $4.90, compared with 2019 EPS of $4.81.
Consolidated results
•Total consolidated operating revenues in fourth-quarter 2020 were $34.7 billion, down 0.2 percent from fourth-quarter 2019. Total wireless service revenue growth and strong results in Verizon Media were offset by lower wireless equipment revenue and ongoing declines in legacy wireline products. Full-year 2020 consolidated operating revenues were $128.3 billion, down 2.7 percent year over year.
•Cash flow from operations totaled $41.8 billion in 2020, a 16.8 percent increase year over year. This growth was a result of the continued performance and strength of the business, lower tax payments due to a one-time cash tax benefit received earlier in the year, and reductions in working capital primarily due to lower wireless volumes.
•Full-year 2020 capital expenditures were $18.2 billion. Capital expenditures continue to support the growth in traffic on the company's 4G LTE network and the continued build-out of the company's 5G Ultra Wideband and nationwide networks.
•In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by the end of 2021. This initiative has yielded $9.5 billion of cumulative cash savings since the program began and is on track to achieve its target by the end of 2021.
•The company ended 2020 with free cash flow (non-GAAP) of $23.6 billion, a 32.4 percent increase year over year.
•Verizon's unsecured debt balance increased year over year by $19.3 billion to $118.5 billion in 2020, and the company’s net unsecured debt (non-GAAP) decreased by $239 million year over year to $96.3 billion. Verizon's net income in fourth-quarter 2020 was $4.7 billion, and its adjusted EBITDA (non-GAAP) was $11.7 billion. Verizon's net unsecured debt to adjusted EBITDA ratio (non-GAAP) was 2.0 times versus its targeted range of 1.75 to 2.0 times. The company remains committed to its capital allocation model.
Consumer results
•Total Verizon Consumer revenues were $23.9 billion, a decrease of 1.2 percent year over year, primarily driven by a decline in wireless equipment revenue due to softer volumes in the quarter. For full-year 2020, total Consumer revenues were $88.5 billion, a decrease of 2.8 percent from full-year 2019, driven by a decline in wireless equipment revenue.

    VlpHU09DSUQyMDE5UTE=

•In fourth-quarter 2020, Consumer reported 357,000 wireless retail postpaid net additions. This consisted of 163,000 phone net additions and 81,000 tablet net losses, offset by 275,000 other connected device net additions. Postpaid smartphone net additions were 284,000.
•Consumer wireless service revenues were $13.6 billion in fourth-quarter 2020, a 1.2 percent increase year over year. Full-year 2020 Consumer wireless service revenues were $53.6 billion, a 0.3 percent decrease from full-year 2019.
•Total retail postpaid churn was 0.96 percent in fourth-quarter 2020, and retail postpaid phone churn was 0.76 percent.
•Consumer reported 92,000 Fios Internet net additions in fourth-quarter 2020, an increase from 35,000 Fios Internet net additions in fourth-quarter 2019. Consumer and Business reported 95,000 total Fios Internet net additions in fourth-quarter 2020, the most fourth-quarter total Fios Internet net additions since 2014. Consumer reported 72,000 Fios Video net losses in fourth-quarter 2020, reflecting the ongoing shift from traditional linear video to over-the-top offerings.
•In fourth-quarter 2020, Consumer segment operating income was $7.1 billion, an increase of 2.7 percent year over year, and segment operating income margin was 29.6 percent, an increase from 28.4 percent in fourth-quarter 2019. Full-year 2020 segment operating income margin was 32.6 percent, compared with 31.8 percent in full-year 2019. Segment EBITDA (non-GAAP) totaled $9.9 billion in fourth-quarter 2020, an increase from $9.7 billion in fourth-quarter 2019. Segment EBITDA margin (non-GAAP) was 41.5 percent in fourth-quarter 2020, an increase from 39.9 percent in fourth-quarter 2019, and included approximately 30 basis points of headwind from the deferral of commission expense. For the full year, segment EBITDA margin (non-GAAP) was 45.5 percent in 2020, compared with 44.3 percent in 2019.
Business results
•Total Verizon Business revenues were $8.1 billion, down 0.3 percent year over year. Wireless service revenue growth was offset by reductions in wireless equipment volumes and secular pressure on legacy wireline products. For full-year 2020, total Verizon Business revenues were $31.0 billion, a decrease of 1.5 percent from full-year 2019.
•Business reported 346,000 wireless retail postpaid net additions in fourth-quarter 2020. This consisted of 116,000 phone net additions, 116,000 tablet net additions, and 114,000 other connected device additions.
•Business wireless service revenues were $3.1 billion in fourth-quarter 2020, a 7.1 percent increase year over year. Full-year 2020 Business wireless service revenues were $11.8 billion, a 5.5 percent increase from full-year 2019.
•Total retail postpaid churn was 1.19 percent in fourth-quarter 2020, and retail postpaid phone churn was 0.98 percent.
•In fourth-quarter 2020, Business segment operating income was $950 million, an increase of 42.6 percent year over year, and segment operating income margin was 11.8 percent, an increase from 8.3 percent in fourth-quarter 2019. Full-year 2020 segment operating income margin was 12.2 percent, compared with 12.0 percent in full-year 2019. Segment EBITDA (non-GAAP) totaled $2.0 billion in fourth-quarter 2020, an increase from $1.7 billion in fourth-quarter 2019. Segment EBITDA margin (non-GAAP) was 24.6 percent, an increase from 20.7 percent in fourth-quarter 2019. For the full year, segment EBITDA margin (non-GAAP) was 25.4 percent in 2020, compared with 25.0 percent in 2019.

    VlpHU09DSUQyMDE5UTE=

Media results
•Total Verizon Media revenues were $2.3 billion in fourth-quarter 2020, up 11.4 percent year over year, the first quarter of year over year growth since the Yahoo acquisition in 2017. Growth in the quarter was fueled by strong advertising trends with revenue from the demand side platform growing 41 percent year over year.
Outlook and guidance
For 2021, Verizon expects the following:
•Service and other revenue growth of at least 2 percent, including total wireless service revenue growth of at least 3 percent.
•Adjusted EPS (non-GAAP) of $5.00 to $5.15.
•Adjusted effective income tax rate (non-GAAP) in the range of 23 percent to 25 percent.
•Capital spending to be in the range of $17.5 billion to $18.5 billion, including the further expansion of 5G Ultra Wideband in new and existing markets, the densification of the wireless network to manage future traffic demands, and the continued deployment of the company's fiber infrastructure.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology, communications, information and entertainment products and services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $128.3 billion in 2020. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

####

VERIZON’S ONLINE MEDIA CENTER: News releases, stories, media contacts and other resources are available at www.verizon.com/about/news/. News releases are also available through an RSS feed. To subscribe, visit www.verizon.com/about/rss-feeds/.

Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial or reputational impact; the impact of the global outbreak of COVID-19 on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of the COVID-19 outbreak; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the

    VlpHU09DSUQyMDE5UTE=

enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our business; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

    VlpHU09DSUQyMDE5UTE=

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19	% Change	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	% Change

Operating Revenues
Service revenues and other	$28,268	$28,004	0.9	$109,872	$110,305	(0.4)
Wireless equipment revenues	6,424	6,771	(5.1)	18,420	21,563	(14.6)
Total Operating Revenues	34,692	34,775	(0.2)	128,292	131,868	(2.7)

Operating Expenses
Cost of services	8,053	8,376	(3.9)	31,401	31,772	(1.2)
Cost of wireless equipment	6,769	7,255	(6.7)	19,800	22,954	(13.7)
Selling, general and administrative expense	8,493	8,214	3.4	31,573	29,896	5.6
Depreciation and amortization expense	4,197	4,105	2.2	16,720	16,682	0.2
Media goodwill impairment	—	186	*	—	186	*
Total Operating Expenses	27,512	28,136	(2.2)	99,494	101,490	(2.0)

Operating Income	7,180	6,639	8.1	28,798	30,378	(5.2)
Equity in earnings (losses) of unconsolidated businesses	(11)	5	*	(45)	(15)	*
Other income (expense), net	164	(1,773)	*	(539)	(2,900)	(81.4)
Interest expense	(1,080)	(1,159)	(6.8)	(4,247)	(4,730)	(10.2)
Income Before (Provision) Benefit For Income Taxes	6,253	3,712	68.5	23,967	22,733	5.4
(Provision) benefit for income taxes	(1,535)	1,505	*	(5,619)	(2,945)	90.8
Net Income	$4,718	$5,217	(9.6)	$18,348	$19,788	(7.3)

Net income attributable to noncontrolling interests	$130	$122	6.6	$547	$523	4.6
Net income attributable to Verizon	4,588	5,095	(10.0)	17,801	19,265	(7.6)
Net Income	$4,718	$5,217	(9.6)	$18,348	$19,788	(7.3)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.11	$1.23	(9.8)	$4.30	$4.66	(7.7)
Weighted-average shares outstanding (in millions)	4,140	4,139		4,140	4,138

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.11	$1.23	(9.8)	$4.30	$4.65	(7.5)
Weighted-average shares outstanding (in millions)	4,143	4,141		4,142	4,140
Footnotes:

(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	12/31/20	12/31/19	$ Change

Assets
Current assets
Cash and cash equivalents	$22,171	$2,594	$19,577
Accounts receivable	25,169	26,162	(993)
Less Allowance for credit losses	1,252	—	1,252
Less Allowance for doubtful accounts	—	733	(733)
Accounts receivable, net	23,917	25,429	(1,512)
Inventories	1,796	1,422	374
Prepaid expenses and other	6,710	8,028	(1,318)
Total current assets	54,594	37,473	17,121

Property, plant and equipment	279,737	265,734	14,003
Less Accumulated depreciation	184,904	173,819	11,085
Property, plant and equipment, net	94,833	91,915	2,918
Investments in unconsolidated businesses	589	558	31
Wireless licenses	96,097	95,059	1,038
Goodwill	24,773	24,389	384
Other intangible assets, net	9,413	9,498	(85)
Operating lease right-of-use assets	22,531	22,694	(163)
Other assets	13,651	10,141	3,510
Total assets	$316,481	$291,727	$24,754

Liabilities and Equity
Current liabilities
Debt maturing within one year	$5,889	$10,777	$(4,888)
Accounts payable and accrued liabilities	20,658	21,806	(1,148)
Current operating lease liabilities	3,485	3,261	224
Other current liabilities	9,628	9,024	604
Total current liabilities	39,660	44,868	(5,208)

Long-term debt	123,173	100,712	22,461
Employee benefit obligations	18,657	17,952	705
Deferred income taxes	35,711	34,703	1,008
Non-current operating lease liabilities	18,000	18,393	(393)
Other liabilities	12,008	12,264	(256)
Total long-term liabilities	207,549	184,024	23,525

Equity
Common stock	429	429	—
Additional paid in capital	13,404	13,419	(15)
Retained earnings	60,464	53,147	7,317
Accumulated other comprehensive income (loss)	(71)	998	(1,069)
Common stock in treasury, at cost	(6,719)	(6,820)	101
Deferred compensation – employee stock ownership plans and other	335	222	113
Noncontrolling interests	1,430	1,440	(10)
Total equity	69,272	62,835	6,437
Total liabilities and equity	$316,481	$291,727	$24,754

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	12/31/20	12/31/19

Total debt	$129,062	$111,489
Net unsecured debt	$96,287	$96,526
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.0x	2.0x
Common shares outstanding end of period (in millions)	4,138	4,136
Total employees (‘000)	132.2	135.0
Quarterly cash dividends declared per common share	$0.6275	$0.6150
Footnotes:

(1)Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	$ Change

Cash Flows from Operating Activities
Net Income	$18,348	$19,788	$(1,440)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,720	16,682	38
Employee retirement benefits	840	(284)	1,124
Deferred income taxes	1,553	1,232	321
Provision for expected credit losses	1,380	1,588	(208)
Equity in losses of unconsolidated businesses, net of dividends received	91	74	17
Media goodwill impairment	—	186	(186)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	56	(6,713)	6,769
Discretionary employee benefits contributions	—	(300)	300
Other, net	2,780	3,493	(713)
Net cash provided by operating activities	41,768	35,746	6,022

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(18,192)	(17,939)	(253)
Acquisitions of businesses, net of cash acquired	(520)	(29)	(491)
Acquisitions of wireless licenses	(2,126)	(898)	(1,228)
Proceeds from dispositions of businesses	—	28	(28)
Other, net	(2,674)	1,257	(3,931)
Net cash used in investing activities	(23,512)	(17,581)	(5,931)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	25,822	10,079	15,743
Proceeds from asset-backed long-term borrowings	5,635	8,576	(2,941)
Repayments of long-term borrowings and finance lease obligations	(9,775)	(17,584)	7,809
Repayments of asset-backed long-term borrowings	(7,413)	(6,302)	(1,111)
Dividends paid	(10,232)	(10,016)	(216)
Other, net	(2,712)	(2,917)	205
Net cash provided by (used in) financing activities	1,325	(18,164)	19,489

Increase in cash, cash equivalents and restricted cash	19,581	1	19,580
Cash, cash equivalents and restricted cash, beginning of period	3,917	3,916	1
Cash, cash equivalents and restricted cash, end of period	$23,498	$3,917	$19,581

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19	% Change	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	% Change

Operating Revenues
Service	$16,388	$16,341	0.3	$64,884	$65,383	(0.8)
Wireless equipment	5,503	5,722	(3.8)	15,492	18,048	(14.2)
Other	2,028	2,144	(5.4)	8,157	7,625	7.0
Total Operating Revenues	23,919	24,207	(1.2)	88,533	91,056	(2.8)

Operating Expenses
Cost of services	3,824	4,123	(7.3)	15,610	15,884	(1.7)
Cost of wireless equipment	5,575	5,877	(5.1)	15,736	18,219	(13.6)
Selling, general and administrative expense	4,583	4,549	0.7	16,936	16,639	1.8
Depreciation and amortization expense	2,864	2,772	3.3	11,395	11,353	0.4
Total Operating Expenses	16,846	17,321	(2.7)	59,677	62,095	(3.9)

Operating Income	$7,073	$6,886	2.7	$28,856	$28,961	(0.4)
Operating Income Margin	29.6%	28.4%		32.6%	31.8%

Segment EBITDA	$9,937	$9,658	2.9	$40,251	$40,314	(0.2)
Segment EBITDA Margin	41.5%	39.9%		45.5%	44.3%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				12/31/20	12/31/19	% Change

Connections (‘000):
Wireless retail postpaid connections				90,346	90,481	(0.1)
Wireless retail prepaid connections				4,027	4,063	(0.9)
Total wireless retail connections				94,373	94,544	(0.2)

Fios video connections				3,854	4,152	(7.2)
Fios internet connections				6,202	5,902	5.1
Fios digital voice residence connections				3,306	3,620	(8.7)
Fios digital connections				13,362	13,674	(2.3)
Broadband connections				6,647	6,467	2.8

Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19	% Change	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,945	3,794	(22.4)	9,396	12,253	(23.3)

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	357	852	(58.1)	40	970	(95.9)
Wireless retail prepaid (1)	(50)	(121)	58.7	(45)	(591)	92.4
Total wireless retail (1)	307	731	(58.0)	(5)	379	*

Wireless retail postpaid phones (1)	163	588	(72.3)	95	737	(87.1)

Fios video	(72)	(51)	(41.2)	(298)	(225)	(32.4)
Fios internet	92	35	*	300	141	*
Fios digital voice residence	(78)	(52)	(50.0)	(314)	(182)	(72.5)
Fios digital	(58)	(68)	14.7	(312)	(266)	(17.3)
Broadband (1)	66	(2)	*	197	7	*

Churn Rate:
Wireless retail postpaid	0.96%	1.09%		0.87%	1.05%
Wireless retail postpaid phones	0.76%	0.83%		0.67%	0.79%
Wireless retail	1.12%	1.30%		1.03%	1.28%

Revenue Statistics (in millions):
Wireless service revenue	$13,600	$13,445	1.2	$53,605	$53,791	(0.3)
Fios revenues	$2,756	$2,828	(2.5)	$11,082	$11,175	(0.8)

Verizon Communications Inc.

Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19	% Change	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$120.20	$118.03	1.8	$118.40	$118.13	0.2
Wireless retail postpaid upgrade rate	6.0%	6.3%
Wireless retail postpaid accounts (‘000) (3)				33,659	33,875	(0.6)
Wireless retail postpaid connections per account (3)				2.68	2.67	0.4
Total wireless internet postpaid base (3)				16.0%	16.2%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19	% Change	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	% Change

Operating Revenues
Small and Medium Business	$2,985	$3,072	(2.8)	$11,132	$11,464	(2.9)
Global Enterprise	2,595	2,740	(5.3)	10,410	10,818	(3.8)
Public Sector and Other	1,726	1,487	16.1	6,362	5,922	7.4
Wholesale	744	772	(3.6)	3,058	3,239	(5.6)
Total Operating Revenues	8,050	8,071	(0.3)	30,962	31,443	(1.5)

Operating Expenses
Cost of services	2,690	2,817	(4.5)	10,659	10,655	—
Cost of wireless equipment	1,194	1,377	(13.3)	4,064	4,733	(14.1)
Selling, general and administrative expense	2,185	2,204	(0.9)	8,380	8,188	2.3
Depreciation and amortization expense	1,031	1,007	2.4	4,086	4,105	(0.5)
Total Operating Expenses	7,100	7,405	(4.1)	27,189	27,681	(1.8)

Operating Income	$950	$666	42.6	$3,773	$3,762	0.3
Operating Income Margin	11.8%	8.3%		12.2%	12.0%

Segment EBITDA	$1,981	$1,673	18.4	$7,859	$7,867	(0.1)
Segment EBITDA Margin	24.6%	20.7%		25.4%	25.0%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				12/31/2020	12/31/2019	% Change

Connections (‘000):
Wireless retail postpaid connections				26,507	25,148	5.4

Fios video connections				73	77	(5.2)
Fios internet connections				335	326	2.8
Fios digital connections				408	403	1.2
Broadband connections				482	489	(1.4)

Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19	% Change	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,285	1,348	(4.7)	5,242	4,982	5.2

Net Additions Detail (‘000):
Wireless retail postpaid (1)	346	411	(15.8)	1,518	1,413	7.4
Wireless retail postpaid phones (1)	116	203	(42.9)	572	700	(18.3)

Fios video	(1)	—	*	(4)	3	*
Fios internet	3	4	(25.0)	9	20	(55.0)
Fios digital	2	4	(50.0)	5	23	(78.3)
Broadband (1)	(6)	(3)	*	(24)	(12)	*

Churn Rate:
Wireless retail postpaid	1.19%	1.25%		1.20%	1.23%
Wireless retail postpaid phones	0.98%	1.00%		0.96%	0.99%

Revenue Statistics (in millions):
Wireless service revenue	$3,073	$2,869	7.1	$11,805	$11,188	5.5
Fios revenues	$272	$242	12.4	$1,057	$967	9.3

Other Operating Statistics:
Wireless retail postpaid upgrade rate	4.0%	5.0%
Total wireless internet postpaid base (2)				34.5%	33.6%
Footnotes:
(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
Certain intersegment transactions with corporate entities have not been eliminated.
Prior year amounts revised to conform to current period presentation.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				12/31/20	12/31/19	% Change

Connections (‘000)
Retail postpaid				116,853	115,629	1.1
Retail prepaid				4,027	4,063	(0.9)
Total retail				120,880	119,692	1.0

Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19	% Change	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19	% Change

Net Additions Detail (‘000) (1)
Retail postpaid phone	279	791	(64.7)	667	1,437	(53.6)
Retail postpaid	703	1,263	(44.3)	1,558	2,383	(34.6)
Retail prepaid	(50)	(121)	58.7	(45)	(591)	92.4
Total retail	653	1,142	(42.8)	1,513	1,792	(15.6)

Account Statistics
Retail postpaid accounts (‘000) (2)				35,244	35,401	(0.4)
Retail postpaid connections per account (2)				3.32	3.27	1.5
Retail postpaid ARPA (3)	$141.17	$137.99	2.3	$138.80	$137.79	0.7

Churn Detail
Retail postpaid phone	0.80%	0.86%		0.72%	0.82%
Retail postpaid	1.01%	1.13%		0.94%	1.09%
Retail	1.14%	1.29%		1.07%	1.27%

Retail Postpaid Connection Statistics
Total internet postpaid base (2)				20.2%	20.0%
Upgrade rate	5.6%	6.0%

Revenue Statistics (in millions) (4)
Wireless service	$16,673	$16,314	2.2	$65,410	$64,979	0.7
Wireless equipment	6,424	6,771	(5.1)	18,420	21,563	(14.6)
Wireless other	2,029	2,150	(5.6)	8,243	7,572	8.9
Total Wireless	$25,126	$25,235	(0.4)	$92,073	$94,114	(2.2)
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Prior year amounts revised to conform to current period presentation.

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 9/30/20	3 Mos. Ended 6/30/20	3 Mos. Ended 3/31/20	3 Mos. Ended 12/31/19	3 Mos. Ended 9/30/19	3 Mos. Ended 6/30/19	3 Mos. Ended 3/31/19

Consolidated Net Income	$4,718	$4,504	$4,839	$4,287	$5,217	$5,337	$4,074	$5,160
Add/(subtract):
Provision (benefit) for income taxes	1,535	1,347	1,348	1,389	(1,505)	1,586	1,236	1,628
Interest expense (1)	1,080	1,044	1,089	1,034	1,159	1,146	1,215	1,210
Depreciation and amortization expense	4,197	4,192	4,181	4,150	4,105	4,114	4,232	4,231
Consolidated EBITDA	$11,530	$11,087	$11,457	$10,860	$8,976	$12,183	$10,757	$12,229

Add/(subtract):
Other (income) expense, net (2)	$(164)	$774	$72	$(143)	$1,773	$110	$1,312	$(295)
Equity in losses (earnings) of unconsolidated businesses (3)	11	9	13	12	(5)	1	13	6
Impairment charges	—	—	—	—	186	—	—	—
Severance charges	221	—	—	—	204	—	—	—
Loss on spectrum license auction	—	—	—	1,195	—	—	—	—
Net (gain) loss from dispositions of assets and businesses	126	—	—	—	—	(261)	—	—
	194	783	85	1,064	2,158	(150)	1,325	(289)
Consolidated Adjusted EBITDA	$11,724	$11,870	$11,542	$11,924	$11,134	$12,033	$12,082	$11,940
Consolidated Adjusted EBITDA - Year Over Year Change	5.3%
(1)    Includes Early debt redemption costs, where applicable.
(2)    Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.
(3)    Includes impairment charges, where applicable.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	12/31/20	12/31/19

Debt maturing within one year	$5,889	$10,777
Long-term debt	123,173	100,712
Total Debt	129,062	111,489
Less Secured debt	10,604	12,369
Unsecured Debt	118,458	99,120
Less Cash and cash equivalents	22,171	2,594
Net Unsecured Debt	$96,287	$96,526
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.0x
Net Unsecured Debt year over year change	$(239)

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/20				3 Mos. Ended 12/31/19
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.11				$1.23
Severance, pension and benefits charges	$404	$(87)	$317	0.08	$135	$(27)	$108	0.03
Impairment charges	—	—	—	—	236	(22)	214	0.05
Disposition of preferred stock	—	—	—	—	—	(2,247)	(2,247)	(0.54)
Net early debt redemption costs	—	—	—	—	2,060	(540)	1,520	0.37
Net loss on disposition of business	119	2	121	0.03	—	—	—	—
	$523	$(85)	$438	$0.11	$2,431	$(2,836)	$(405)	$(0.10)
Adjusted EPS				$1.21				$1.13

(dollars in millions, except per share amounts)
Unaudited	12 Mos. Ended 12/31/20				12 Mos. Ended 12/31/19
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$4.30				$4.65
Severance, pension and benefits charges	$1,831	$(451)	$1,380	0.33	$330	$(78)	$252	0.06
Net early debt redemption costs	102	(26)	76	0.02	3,604	(944)	2,660	0.64
Impairment charges	—	—	—	—	236	(22)	214	0.05
Disposition of preferred stock	—	—	—	—	—	(2,247)	(2,247)	(0.54)
Loss on spectrum license auction	1,195	(281)	914	0.22	—	—	—	—
Net (gain) loss from dispositions of assets and businesses	119	2	121	0.03	(261)	37	(224)	(0.05)
	$3,247	$(756)	$2,491	$0.60	$3,909	$(3,254)	$655	$0.16
Adjusted EPS				$4.90				$4.81
(1)Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19

Net Cash Provided by Operating Activities	$41,768	$35,746
Capital expenditures (including capitalized software)	(18,192)	(17,939)
Free Cash Flow	$23,576	$17,807
Year over year change %	32.4%

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19

Operating Income	$7,073	$6,886
Add Depreciation and amortization expense	2,864	2,772
Segment EBITDA	$9,937	$9,658

Total operating revenues	$23,919	$24,207
Operating Income Margin	29.6%	28.4%
Segment EBITDA Margin	41.5%	39.9%

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19

Operating Income	$28,856	$28,961
Add Depreciation and amortization expense	11,395	11,353
Segment EBITDA	$40,251	$40,314

Total operating revenues	$88,533	$91,056
Operating Income Margin	32.6%	31.8%
Segment EBITDA Margin	45.5%	44.3%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/20	3 Mos. Ended 12/31/19

Operating Income	$950	$666
Add Depreciation and amortization expense	1,031	1,007
Segment EBITDA	$1,981	$1,673

Total operating revenues	$8,050	$8,071
Operating Income Margin	11.8%	8.3%
Segment EBITDA Margin	24.6%	20.7%

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/20	12 Mos. Ended 12/31/19

Operating Income	$3,773	$3,762
Add Depreciation and amortization expense	4,086	4,105
Segment EBITDA	$7,859	$7,867

Total operating revenues	$30,962	$31,443
Operating Income Margin	12.2%	12.0%
Segment EBITDA Margin	25.4%	25.0%